Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Savings Plan Committee
Pharmacia Savings Plan for Employees Resident in Puerto Rico:

We consent to incorporation by reference in the Registration Statement on Form S-8 dated March 1, 2007 (File No. 333-140987) of our report dated June 25, 2009, relating to the statements of net assets available for plan benefits of the Pharmacia Savings Plan for Employees Resident in Puerto Rico as of December 31, 2008 and 2007, and the related statements of changes in net assets available for plan benefits for the year  ended December 31, 2008 and period April 1, 2007 (inception) through December 31, 2007, and the related supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2008 and Schedule H, Line 4j - Schedule of Reportable Transactions for the Year Ended December 31, 2008, which report appears in the December 31, 2008 annual report on Form 11-K of the Pharmacia Savings Plan for Employees Resident in Puerto Rico.

/s/ KPMG LLP

Memphis, Tennessee
June 25, 2009

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